    As filed with the Securities and Exchange Commission on November 14, 1996
                                                      Registration No. 333-05997
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                 AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ---------------------------

                                C. R. BARD, INC.
             (Exact name of registrant as specified in its charter)


            New Jersey                                   22-1454160
   (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                               730 Central Avenue
                          Murray Hill, New Jersey 07974
                                 (908) 277-8000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           ---------------------------

                             Richard A. Flink, Esq.
                                C. R. Bard, Inc.
                               730 Central Avenue
                          Murray Hill, New Jersey 07974
                                 (908) 277-8000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                           ---------------------------

                                   Copies to:


  Philip T. Ruegger III                                     Richard Truesdell
Simpson Thacher & Bartlett                                Davis Polk & Wardwell
   425 Lexington Avenue                                   450 Lexington Avenue
 New York, New York 10017                               New York, New York 10017

                           ---------------------------

Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |x|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.   |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    |_|

                           ---------------------------



      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 1996



                                C. R. Bard, Inc.

                                 Debt Securities


                           ---------------------------


     C. R. Bard, Inc. (the "Company") may offer from time to time unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series, or any combination of the foregoing, at an aggregate initial offering price not to exceed $200,000,000, or its equivalent if some or all of the Debt Securities are denominated in one or more foreign currencies, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

     Specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered will be set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of the offering of the Debt Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Debt Securities, without limitation, the following: the specific designation, aggregate principal amount, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, any modifications of or additions to the covenants described in this Prospectus and any other specific terms thereof. The amounts payable by the Company in respect of Debt Securities may be calculated by reference to the value, rate or price of one or more specified commodities, currencies or indices to the extent set forth in the Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Debt Securities covered by the Prospectus Supplement.

     The Company may sell the Debt Securities directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the Debt Securities, the names of such agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and dealers.

                           ---------------------------



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

             This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.



            The date of this Prospectus is ___________________, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR CHANGE IN THE AFFAIRS OF THE COMPANY AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, NY 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's common stock is listed on the New York Stock Exchange, and reports and other information herein can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities being offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance that a copy of such document has been filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents have been filed by the Company with the Commission (File No. 1-06926) and are hereby incorporated herein by reference:


(1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (which incorporates by reference certain information from the Company's Proxy Statement relating to the 1996 Annual Meeting of Shareholders);

(2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996; and

(3) The Company's Current Report on Form 8-K dated September 16, 1996, as amended.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be



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

incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974, Attention: Investor Relations Department (telephone: (908) 277-8000).


                                   THE COMPANY


     The Company is a leading multinational developer, manufacturer and marketer of health care products, and a pioneer in the development of single use medical products for standardized procedures. The Company designs and manufactures medical, surgical, diagnostic and patient care devices which it markets worldwide to hospitals, individual health care professionals, extended care facilities and alternate site facilities.

     Cardiovascular. Bard's line of cardiovascular products includes balloon angioplasty catheters, steerable guidewires, guide catheters and inflation devices; angiography catheters and accessories; introducer sheaths; electrophysiology products including cardiac mapping and electrophysiology laboratory systems, and diagnostic and temporary pacing electrode catheters; cardiopulmonary support systems; and blood oxygenators and related products used in open-heart surgery.

     Urological. Bard offers a complete line of urological products including Foley catheters, procedural kits and trays and related urine monitoring and collection systems; biopsy and other cancer monitoring and detection products; ureteral stents; and specialty devices for incontinence, ureteroscopic procedures and stone removal.

     Surgical. Bard's surgical products include specialty access catheters and ports; implantable blood vessel replacements; fabrics and meshes for vessel and hernia repair; surgical suction, irrigation and drainage devices;
gastroenterological products, irrigation devices for orthopaedic and laparoscopic procedures; laparoscopic accessories; blood management devices and products for wound management and skin care.


     The principal executive offices of the Company are located at 730 Central Avenue, Murray Hill, New Jersey 07974. The telephone number is (908) 277-8000.




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


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated:


                                          Six Months                              Years
                                        Ended June 30,                       Ended December 31,
                                        --------------          ------------------------------------------
                                             1996               1995      1994     1993      1992     1991
                                        --------------          ----      ----     ----      ----     ----
Ratio of Earnings to Fixed Charges           4.08*              4.89      5.46     6.41      7.00     5.12


----------


* During the six months ended June 30, 1996, the Company recorded (1) a credit of $2,500,000 for the elimination of a contractual agreement which previously had been accrued, (2) $9,900,000 of income related to royalties on angioplasty catheter balloon technology received on sales for prior periods and charges of $31,000,000 ($16,800,000 net of tax) related to the writedown of assets and (3) miscellaneous charges amounting to $6,000,000 primarily related to legal settlements. Excluding the effects of these unusual items, for the six months ended June 30, 1996 earnings before taxes would have been $74,200,000 and the ratio of earnings to fixed charges would have been 5.62.


     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) but excludes undistributed earnings of less than 50% owned companies carried at equity. Fixed charges consist of interest on indebtedness, whether expensed or capitalized, and the portion of rental expense the Company believes to be representative of interest.


                                 USE OF PROCEEDS

     Except as may otherwise be disclosed in an applicable Prospectus Supplement, the net proceeds to the Company from the sale of the Debt Securities offered hereby are expected to be used for general corporate purposes, which may include financing capital expenditures and working capital requirements, stock repurchases, acquisitions or repayment or refinancing of existing indebtedness. Pending application, proceeds may be invested in short-term, marketable securities.


                         DESCRIPTION OF DEBT SECURITIES


     The Debt Securities will be unsecured obligations issued under an Indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "Trustee"). The following summaries do not purport to be complete and are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference to the provisions of the Indenture. Capitalized terms used below and not otherwise defined are used as defined in the Indenture. Section references are to the Indenture.


General


     The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series. The Debt Securities will rank equally with all other unsecured and unsubordinated obligations of the Company. Except as described under "-- Certain Restrictions on the Company," the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any subsidiary of the Company upon the subsidiary's liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary's creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.



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



     Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Debt Securities offered thereby (the "Offered Debt Securities"): (i) the designation of the Offered Debt Securities;
(ii) the aggregate principal amount of the Offered Debt Securities; (iii) the date or dates on which principal of, and premium, if any, on, the Offered Debt Securities will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the basis on which such interest, if any, shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest, if any, will accrue and on which such interest, if any, will be payable and the related record dates; (v) if other than the offices of the Trustee, the place where the principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities will be payable; (vi) any redemption, repayment or sinking fund provisions; (vii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Debt Securities will be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (ix) if other than U.S. dollars, the currency or currencies or currency unit or currency units in which the Offered Debt Securities will be denominated and in which principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities will or may be payable; (x) any index used to determine the amount of payments or principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities; (xi) the terms and conditions, if any, pursuant to which the Offered Debt Securities may be converted or exchanged for other securities of the Company or any other person; (xii) whether the Offered Debt Securities shall be issued in the form of one or more Global Securities; (xiii) the identity of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars with respect to the Offered Debt Securities and (xiv) any other specific terms of the Offered Debt Securities (Section 2.3).


     The Debt Securities will be issued as registered securities either in certificated form or in the form of one or more global securities under a book-entry system, as specified in the accompanying Prospectus Supplement. See "-- Book-Entry System."

     Unless otherwise specified in the applicable Prospectus Supplement, principal and premium, if any, will be payable, and the Debt Securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of the sum sufficient to cover any tax or other governmental charge, payable in connection with any such transfer or exchange (Sections 2.8 and 3.2).

     Unless otherwise specified in the applicable Prospectus Supplement, interest on any series of Debt Securities will be payable on the interest payment dates set forth in the applicable Prospectus Supplement to the persons in whose names the Debt Securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons (Sections 2.7 and 3.1).

     If the Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the material United States federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the applicable Prospectus Supplement.

     If any Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on, any Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

     Unless otherwise described in the applicable Prospectus Supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

Book-Entry System

     If so specified in the applicable Prospectus Supplement, Debt Securities of any series may be issued under a book- entry system in the form of one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the applicable Prospectus Supplement, will


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

be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

     The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or representatives of which) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

     Payment of principal of, and premium, if any, and interest, if any, on, Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary or its nominee, as the case may be, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     A Global Security may not be transferred except as a whole by the Depositary to its nominee or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor. If the Depositary for a Global Security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue

Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary, receive Debt Securities of such series in certificated form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (Section 2.8).

Certain Restrictions on the Company

     Limitations on Liens

     So long as any Debt Securities remain outstanding, the Company covenants that it will not, nor will it permit any Domestic Subsidiary to, incur, issue, assume or guarantee any Debt secured by any Mortgage on any Principal Property, or upon shares of stock or Debt of any Domestic Subsidiary, without effectively providing that the Debt Securities shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured.

     The foregoing restrictions shall not apply to Debt secured by:

          (i) Mortgages on property, shares of stock or Debt of any corporation existing at the time such corporation became a Domestic Subsidiary or merged or consolidated with or into the Company or any of its Subsidiaries, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation's becoming a Domestic Subsidiary or merging or consolidating with or into the Company or any of its Subsidiaries;

          (ii) Mortgages in favor of the Company or any Domestic Subsidiary;

          (iii) Mortgages in favor of the United States of America or any state thereof or any political subdivision thereof, or in favor of any foreign country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute and any other Mortgages incurred or assumed in connection with the issuance of any industrial revenue or private activity bonds;

          (iv) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof or securing all or any portion of the purchase price thereof or securing all or any portion of the cost of construction or alteration of or improvement on any property that are created, or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement;

          (v) Mortgages existing on the first date on which a Debt Security is authenticated by the Trustee under the Indenture or provided for under the terms of agreements existing on such date;

          (vi) Mortgages securing judgment or appeal bonds in respect of amounts being contested in good faith pursuant to appropriate proceedings;

          (vii) Mortgages incurred or assumed in connection with taxes, assessments, governmental changes or claims which are not delinquent or which are being contested in good faith pursuant to appropriate proceedings;


          (viii) Mortgages arising by operation of law pursuant to Section 107(1) of the Federal Comprehensive Environmental Response, Compensation and Liability Act or any similar state law which do not secure any single obligation in an amount exceeding $10 million; and


          (ix) extensions, renewals or replacements (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (viii), inclusive (Section 3.6). See "-- Exempted Debt" below.


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



     Exempted Secured Debt


     The Indenture provides that, notwithstanding the foregoing provisions, the Company may, and may permit Domestic Subsidiaries to, incur, issue, assume or guarantee Debt secured by Mortgages not excepted as provided above without equally and ratably securing the Debt Securities; provided, however, that after so securing such Debt, the aggregate of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions would not exceed 10% of the Company's Consolidated Net Worth, as set forth in the most recent quarterly balance sheet of the Company and its consolidated subsidiaries (Section 3.6).

     Limitations on Sales and Leasebacks

     The Company covenants that it will not, nor will it permit any Domestic Subsidiary to, enter into any arrangement with any lender or investor providing for the leasing by the Company or any Domestic Subsidiary for a period, including renewals, in excess of five years of any Principal Property which has been or is to be sold or transferred to such lender or investor, unless (i) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage on the Principal Property to be leased in an amount equal to the Attributable Debt in such arrangement without equally and ratably securing the Debt Securities or
(ii) the Company shall apply an amount equal to the greater of the net proceeds of the sale or the fair market value of the Principal Property at the time of entering into such arrangement to the retirement or repayment (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Funded Debt (defined as indebtedness for money borrowed maturing more than 12 months after the date of the most recent quarterly balance sheet of the Company and its consolidated subsidiaries), subject to certain exceptions set forth in the Indenture (Section 3.7).

     Consolidation; Merger; Sale of Assets


     The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (i) either the Company shall be the continuing corporation or the successor corporation or the Person which acquires substantially all of the assets of the Company shall be a corporation or entity organized under the laws of the United States or any state thereof and shall expressly assume the obligations of the Company under the Indenture and the Debt Securities and (ii) the Company or such successor corporation or entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenants or conditions of the Indenture (Section 9.1).


Certain Definitions


     The term "Attributable Debt" as defined in the Indenture means the total net amount of rent required to be paid under a lease for the remaining term of such lease, discounted at the then-current weighted average rate per annum borne by the Debt Securities then Outstanding compounded semi-annually; provided, however, that for the purposes of limitations on the Company and its Domestic Subsidiaries there shall not be any Attributable Debt in respect of a sale and leaseback transaction if (i) such sale and leaseback is entered into in connection with the issuance of industrial revenue or private activity bonds;
(ii) the sale or transfer of the Principal Property leased pursuant to such sale and leaseback is made within a specified period after the later of its acquisition or construction; (iii) the Company or Domestic Subsidiary applies an amount equal to the net proceeds of the sale or transfer of a Principal Property leased pursuant to such sale and leaseback to investment in another Principal Property within one year prior to or subsequent to such sale or transfer; (iv) such sale and leaseback was entered into prior to the date the Person entering into such sale and leaseback, if other than the Company, (a) became a Domestic Subsidiary, (b) was merged into or consolidated with the Company or a Domestic Subsidiary or (c) sold or otherwise disposed of its properties substantially as an entirety to the Company or a Domestic Subsidiary; or (v) such sale and leaseback transaction is entered into between the Company and a Domestic Subsidiary or between Domestic Subsidiaries.


     The term "Consolidated Net Worth" as defined in the Indenture means, with respect to any Person as of any date, all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person determined in accordance with generally accepted accounting principles.

     The term "Debt" as defined in the Indenture means any notes, bonds, debentures or other indebtedness for money borrowed.

     The term "Domestic Subsidiary" as defined in the Indenture means a subsidiary of the Company other than one which (i) (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, or (b) is engaged primarily in financing the operations of the Company or its subsidiaries, or both, outside the United States and (ii) does not own any subsidiary of the Company other than a subsidiary described in the preceding clause (i).

     The term "Mortgage" as defined in the Indenture means any mortgage, pledge or lien securing any Debt.

     The term "Principal Property" as defined in the Indenture means any manufacturing plant located within the United States which is owned or leased by the Company or any Domestic Subsidiary, the gross book value of which exceeds 1 1/2% of the Company's Consolidated Net Worth, other than any such plant or portion thereof which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.

Events of Default

     An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (i) default for 30 days in payment of interest on such series; (ii) default in any payment of the principal of, or premium, if any, on, any Debt Security of such series either at maturity, upon redemption, by declaration or otherwise; (iii) default in payment of any sinking fund installment on any Debt Security of such series; (iv) default by the Company in the performance of any other of the covenants or agreements with respect to such series which shall not have been remedied for a period of 90 days after notice; (v) certain events of bankruptcy, insolvency or reorganization of the Company or (vi) any other Event of Default provided in a supplemental indenture or resolution of the Board of Directors under which such series of Debt Securities is issued or in the form of Debt Security for such series. No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. In case an Event of Default described in (i), (ii),
(iii), (iv) or (vi) (if such Event of Default described in (iv) or (vi) is with respect to less than all series of Debt Securities then Outstanding) above shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of the Debt Securities of such series and the interest accrued thereon, if any, to be due and payable. In case an Event of Default described in (iv), (v) or (vi) (if such Event of Default described in (iv) or (vi) is with respect to all series of Debt Securities then Outstanding) above shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of all Debt Securities then Outstanding (treated as one class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of all Outstanding Debt Securities and the interest accrued thereon, if any, to be due and payable (Section 5.1). Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series (or of all the Outstanding Debt Securities, as the case may be), except in each case a failure to pay the principal of, or premium, if any, or interest on, such Debt Security and subject to certain exceptions set forth in the Indenture (Section 5.10).

     The Holders of a majority in principal amount of the Debt Securities of any series then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture; provided, that such Holders shall have offered to the Trustee reasonable indemnity against expenses and liabilities and subject to certain exceptions set forth in the Indenture (Sections 5.6, 5.9 and 6.2). The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Indenture (Section 3.5).

Modification of the Indenture

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities then Outstanding of all series affected by a supplement to the Indenture (voting as one class), to supplement the Indenture or any supplemental indenture or modify the rights of the

Holders of the Debt Securities, provided, that no such supplement or modification shall (i) extend the final maturity of any Debt Security or reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any amount payable on redemption thereof or change the currency in which the Debt Security is payable, or reduce the amount of an Original Issue Discount Security payable upon acceleration or the amount provable in bankruptcy, or impair or affect any Holder's right to institute suit for payment or right of repayment or (ii) reduce the aforesaid percentage of Debt Securities of any series, in each case without the consent of the Holders affected thereby (Section 8.2).

     The Indenture also contains provisions permitting the Company and the Trustee to enter into supplemental indentures without the consent of the Holders of any series of Debt Securities to (i) convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debt Securities any property or assets, (ii) evidence the succession of another corporation to the Company, subject to and upon compliance with the provisions of the Indenture, and the assumption by such successor corporation of the covenants, agreements and obligations in the Debt Securities and in the Indenture, (iii) evidence and provide for a successor Trustee under the Indenture with respect to one or more series of Debt Securities, (iv) add to the covenants of the Company, (v) cure any ambiguity or correct or supplement any provision in the Indenture that may be defective or (vi) establish the form or terms of Debt Securities of any series (Section 8.1).

Defeasance

     The Indenture provides that the Company, at its option, (i) will be discharged from all obligations in respect of the Debt Securities of a series (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or destroyed Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the Indenture described under "-- Certain Restrictions on the Company," in each case if the Company irrevocably deposits in trust with the Trustee money, or the equivalent in securities of the government which issued the currency in which the Debt Securities of any then outstanding series are denominated or securities issued by government agencies backed by the full faith and credit of such government, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all of the principal of (including any mandatory redemption payments), and premium, if any, and interest, if any, on, and repurchase obligations, if any, with respect to, the Debt Securities of such series, on the dates such payments are due in accordance with terms of such Debt Securities. To exercise either option, the Company is required to deliver to the Trustee an opinion of independent tax counsel (which may be counsel to the Company) to the effect that the deposit and related defeasance would not cause the holders of Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes. To exercise the option described in clause (i) above, such opinion must be based on a ruling of the Internal Revenue Service, a regulation of the Treasury Department or a provision of the Internal Revenue Code (Section 10.3).

Concerning the Trustee

     Unless otherwise specified in the applicable Prospectus Supplement, The Chase Manhattan Bank, N.A. is the Trustee, paying agent and registrar under the Indenture.


     The Chase Manhattan Bank, N.A. is a lender and the documentation agent under the Company's $350 million credit facility and is a lender from time to time to the Company and its affiliates on an uncommitted basis. In addition, in the ordinary course of their respective businesses, The Chase Manhattan Bank, N.A. and its affiliates have engaged, are engaging and may in the future engage in commercial banking and investment banking transactions with the Company and its affiliates.


Governing Law

     The Indenture and the Debt Securities will be governed by the laws of the State of New York.


                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters or dealers and also may sell Debt Securities directly to other purchasers or through agents. Any such underwriter or agent involved in the offer and sale of Debt Securities will be named in an applicable Prospectus Supplement.

     Underwriters may offer and sell Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company may also offer and sell Debt Securities in exchange for one or more issues of its outstanding debt securities or exchangeable or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     If so indicated in an applicable Prospectus Supplement, the Company will authorize underwriters or dealers acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Debt Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but in all cases will be subject to approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its contracts shall not at the time of delivery thereof be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if any Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of Debt Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     All Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

     Certain of the underwriters or agents and their affiliates may engage in transactions with, and perform services for, the Company in the ordinary course of business.


                                  LEGAL MATTERS

     The validity of the Debt Securities will be passed upon for the Company by Richard A. Flink, Vice President and General Counsel of the Company, and Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, who will rely as to all matters of New Jersey law upon the opinion of Mr. Flink. Mr. Flink is paid a salary by the Company, is a participant in various employee benefit plans offered to employees of the Company generally and owns and has options to purchase shares of common stock of the Company.

     Certain legal matters in connection with the offering of the Debt Securities will be passed upon for any underwriters or agents by Davis Polk & Wardwell, New York, New York, who will rely as to all matters of New Jersey law upon the opinion of Mr. Flink.

                                     EXPERTS


     The consolidated financial statements of the Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The financial statements of IMPRA, Inc. and its subsidiaries as of June 30, 1996 and 1995 and for the years then ended incorporated in this Prospectus by reference from the Form 8-K of the Company dated September 16, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of IMPRA Medica SA, a subsidiary of IMPRA, Inc., as of June 30, 1996 and 1995 and for the years then ended have been audited by Firel & Mandaco SA, independent auditors, as stated in their report, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is hereby incorporated by reference herein, and such report has been so filed and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of IMPRA UK Ltd., a subsidiary of IMPRA, Inc., as of June 30, 1996 and 1995 and for the years then ended have been audited by Morley & Co., registered auditors and chartered accountants, as stated in their report, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is hereby incorporated by reference herein, and such report has been so filed and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of IMPRA Medica GmbH, a subsidiary of IMPRA, Inc., as of June 30, 1996 and 1995 and for the years then ended have been audited by Seytter, Oesterle & Portugall, independent auditors, as stated in their report, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is hereby incorporated by reference herein, and such report has been so filed and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The Company estimates that expenses in connection with the offering described in this Registration Statement will be as follows:

         Registration fee.................................          $ 68,966
         Printing and engraving expenses..................            55,000
         Legal fees and expenses..........................           125,000
         Accounting fees and expenses.....................            75,000
         Rating agency fees and expenses..................           180,000
         Blue Sky fees and expenses.......................            10,000
         Trustee and registrar fees and expenses..........             4,500
         Miscellaneous....................................             6,534
                                                                    --------
              Total.......................................          $525,000
                                                                    ========


Item 15.  Indemnification of Directors and Officers.

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     In addition, a New Jersey corporation has the power to indemnify a director or officer against his or her expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the director or officer by reason of his or her being or having been such a director or officer, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; such indemnification may be provided only if and to the extent that the Superior Court of New Jersey (or other court in which such proceeding was brought) shall determine, in view of all circumstances, that such director or officer is fairly and reasonably entitled to indemnification for such expenses.

     The NJBCA requires a New Jersey corporation to indemnify directors and officers against all expenses to the extent that such directors or officers have been successful on the merits or otherwise in any proceeding involving such director or officer by reason of his or her having been a director or officer or in defense of any claim, issue or matter therein.

     The indemnification and advancement of expenses permitted or required by the NJBCA shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that the corporation shall indemnify its directors, officers and employees in the manner and to the extent permitted by the laws of the State of New Jersey, and that directors and officers shall not be personally liable to the corporation or its stockholders for breach of duty as a director or officer, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the NJBCA. In addition, the Registrant's Restated Certificate of Incorporation provides that, subject to the provisions of the

NJBCA, the directors and committee members appointed by the Board of Directors shall not be liable in the discharge of their duties when relying in good faith upon the corporate records of the Registrant and/or competent advice of any type.


Item 16.  Exhibits.

1.1  Form of Underwriting Agreement*

3.1  Restated Certificate of Incorporation of C. R. Bard, Inc.*

4.1 Form of Indenture between C. R. Bard, Inc. and The Chase Manhattan Bank, N.A., as trustee*

4.2  Form of Debt Securities*

5.1 Opinion of Richard A. Flink, Esq., regarding legality of securities being registered*

12.1 Computation of Ratio of Earnings to Fixed Charges

23.1 Consent of Arthur Andersen LLP

23.2 Consent of Richard A. Flink, Esq. (included in Exhibit 5.1)


23.3 Consent of Deloitte & Touche LLP

23.4 Consent of Firel & Mandaco SA

23.5 Consent of Morley & Co.

23.6 Consent of Seytter, Oesterle & Portugall

24.1 Power of Attorney*

25.1 Statement of Eligibility and Qualification of Trustee on Form T-1*

99.1 Report of Firel & Mandaco SA

99.2 Report of Morley & Co.

99.3 Report of Seytter, Oesterle & Portugall

-----------------
*  Previously filed




Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on November 4, 1996.


                                 C. R. BARD, INC.


                                 By:     /s/ William H. Longfield
                                   ---------------------------------------------
                                   Name:  William H. Longfield
                                   Title:   Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed on November 4, 1996 by or on behalf of the following persons in the capacities indicated.




          Signature                  Title

  /s/ William H. Longfield           Chairman and Chief Executive Officer and
-----------------------------        Director (Principal Executive Officer)
     William H. Longfield

              *                      Executive Vice President and Chief
-----------------------------        Financial Officer and Director (Principal
      William C. Bopp                Financial Officer)

              *                      Vice President and Controller
-----------------------------        (Principal Accounting Officer)
      Charles P. Grom

              *                      President and Chief Operating Officer
-----------------------------        and Director
        Benson F. Smith

              *                      Director
-----------------------------
      Joseph F. Abely, Jr.


                                     Director
-----------------------------
     Marc C. Breslawsky


              *                      Director
-----------------------------
    William T. Butler, M.D.

              *                      Director
-----------------------------
    Raymond B. Carey, Jr.

              *                      Director
-----------------------------
    Daniel A. Cronin, Jr.

              *                      Director
-----------------------------
      T. Kevin Dunnigan

              *                      Director
-----------------------------
    Regina E. Herzlinger

              *                      Director
-----------------------------
       Robert P. Luciano


              *                      Director
-----------------------------
      Robert H. McCaffrey


              *                      Director
-----------------------------
        Tony L. White


*By:  /s/ William H. Longfield
-------------------------------
    William H. Longfield
    Attorney-In-Fact

                                                 INDEX TO EXHIBITS


Exhibit
Number                        Exhibits
------                        --------

  1.1     Form of Underwriting Agreement*

  3.1     Restated Certificate of Incorporation of C. R. Bard, Inc.*

  4.1 Form of Indenture between C. R. Bard, Inc. and The Chase Manhattan Bank, N.A., as trustee*

  4.2     Form of Debt Securities*

  5.1 Opinion of Richard A. Flink, Esq., regarding legality of securities being registered*

 12.1     Computation of Ratio of Earnings to Fixed Charges

 23.1     Consent of Arthur Andersen LLP

 23.2     Consent of Richard A. Flink, Esq. (included in Exhibit 5.1)


 23.3     Consent of Deloitte & Touche LLP

 23.4     Consent of Firel & Mandaco SA

 23.5     Consent of Morley & Co.

 23.6     Consent of Seytter, Oesterle & Portugall


 24.1     Power of Attorney*

 25.1     Statement of Eligibility and Qualification of Trustee on Form T-1*


 99.1     Report of Firel & Mandaco SA

 99.2     Report of Morley & Co.

 99.3     Report of Seytter, Oesterle & Portugall

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*  Previously filed